UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2012

Parkway Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-11533	74-2123597
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

Bank of America Center, Suite 2400 390 North Orange Avenue Orlando, Florida		32801
(Address of principal executive offices)		(Zip Code)

(407) 650-0593

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Parkway Properties, Inc., a Maryland corporation (referred to herein as the “Company,” “we,” “our” and “us”), in connection with the matters described herein.

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of Phoenix Tower

On December 3, 2012, the Company entered into an acquisition agreement to acquire Phoenix Tower, a 626,000 square foot office tower located in the Greenway Plaza submarket of Houston, Texas, for a purchase price of $124.5 million, or $199 per square foot. The Company will own 100% of the asset and intends to place a secured first mortgage on the property shortly after closing totaling approximately 65% of the purchase price. Closing is expected to occur by the end of the fourth quarter 2012 and is subject to customary closing conditions. The acquisition agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the acquisition agreement is qualified in its entirety by reference to Exhibit 10.1.

Amendment to Stockholders Agreement

As previously disclosed, in connection with the May 2012 investment in the Company by TPG VI Pantera Holdings, L.P. (“TPG Pantera”), we entered into a stockholders agreement (the “Stockholders Agreement”) with TPG Pantera and TPG VI Management, LLC, an affiliate of TPG Pantera, in order to establish, among other things, various arrangements with respect to governance of the Company. On December 3, 2012, we and TPG Pantera entered into an amendment (the “Amendment”) to the Stockholders Agreement, which modified TPG Pantera’s right to nominate a specified number of directors to our board of directors (the “Board”) and modified the resignation provisions for members of board committees that were appointed by TPG Pantera. Pursuant to the Amendment, TPG Pantera will be entitled to nominate to the Board (i) four directors if TPG Pantera’s ownership percentage of our common stock is at least 25% and it continues to own at least 90% of the shares of our common stock that it owns as of the completion of the underwritten public offering described below, (ii) three directors if TPG Pantera’s ownership percentage is at least 20% but less than 25% and it continues to own at least 70% of the shares of our common stock that it owns as of the completion of the underwritten public offering described below, (iii) two directors if TPG Pantera’s ownership percentage is at least 15% but less than 20%, and (iv) one director if TPG Pantera’s ownership percentage is at least 5% but less than 15%. TPG Pantera has no Board nomination rights if its ownership percentage of our common stock is less than 5%.

In addition, pursuant to the Amendment, if TPG Pantera’s ownership percentage of our common stock falls below these thresholds, TPG Pantera will not be required to cause any of its nominated directors to resign from the Company’s board of directors, although the number of directors that TPG Pantera shall be entitled to designate for nomination at any meeting (or consent in lieu of a meeting) of the Company’s stockholders for the election of members of the Company board shall forever be reduced to such number that does not exceed the number that TPG Pantera is then entitled to designate for nomination pursuant to the terms and conditions of the Stockholders Agreement. The Amendment also modifies the method of calculating TPG Pantera’s ownership interests in our common stock from an as-converted basis to an issued and outstanding basis in certain provisions.

TPG Pantera’s right to designate a specified number of directors for appointment to committees of the Board based on TPG Pantera’s ownership of our common stock at specified percentage thresholds is not affected by the Amendment. As previously disclosed, we have agreed to constitute each of our Board committees as a four member committee and (i) for so long as TPG Pantera’s ownership percentage of our common stock is equal to or greater than 22.5%, TPG Pantera has the right to have two of its nominated directors appointed to each committee of the Board, and (ii) for so long as TPG Pantera’s ownership percentage is equal to or greater than 5% but less than 22.5%, TPG Pantera will have the right to have one of its nominated directors appointed to each committee of the Board. TPG Pantera will have no such committee appointment rights if its ownership percentage of our common stock is less than 5%.

If TPG Pantera’s ownership percentage of our common stock falls below these thresholds, TPG Pantera will be required to cause one or more of its nominated directors to resign from any committees on which such directors serve effective as of a date not later than immediately prior to the next meeting (or consent in lieu of a meeting) of the Company’s stockholders for the election of members of the Board, and the number of directors that TPG Pantera shall be entitled to designate for appointment to any committee shall forever be reduced to such number that does not exceed the number that TPG Pantera is then entitled to designate for appointment pursuant to the terms and conditions of the Stockholders Agreement.

The Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Amendment is qualified in its entirety by reference to Exhibit 10.2.

Item 8.01 Other Events.

On December 3, 2012, we announced that we had commenced an underwritten public offering of 13,500,000 shares of our common stock. We intend to contribute the net proceeds of the offering to our operating partnership, Parkway Properties LP (the “Operating Partnership”), in exchange for common units of partnership interests in the Operating Partnership. The Operating Partnership expects to use the net proceeds to fund potential acquisition opportunities, repay amounts outstanding from time to time under our senior unsecured revolving credit facility and/or for general corporate purposes.

The offering is being made pursuant to a shelf registration statement declared effective by the Securities and Exchange Commission (“SEC”) on December 5, 2011 (Registration No. 333-178001), a base prospectus, dated December 5, 2011, included as part of the registration statement, and a preliminary prospectus supplement, dated December 3, 2012, filed with the SEC pursuant to Rule 424(b) under the Securities Act.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this report that are not in the present or past tense or that discuss the Company’s expectations (including any use of the words anticipate,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “might,” “project”, “should” or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. There can be no assurance that actual future developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include our ability to complete our common stock offering and the use of proceeds therefrom, projected net operating income, cap rates, internal rates of return, future dividend payment rates, forecasts of FFO accretion, projected capital improvements, expected sources of financing, expectations as to the timing of closing of acquisitions, dispositions and other potential transactions, the expected operating performance of anticipated near-term acquisitions and descriptions relating to these expectations. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company’s properties for rental purposes; the ability of the Company to enter into new leases or renew leases on favorable terms; the amount and growth of the Company’s expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; risks associated with joint venture partners; risks associated with the ownership and development of real property; termination of property management contracts; the bankruptcy or insolvency of companies for which Parkway provides property management services or the sale of these properties; the outcome of claims and litigation involving or affecting the Company; the ability to satisfy conditions necessary to close pending transactions and the ability to successfully integrate pending transactions; applicable regulatory changes; and other risks and uncertainties detailed from time to time in the Company’s SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s business, financial condition, liquidity, cash flows and financial results could differ materially from those expressed in the Company’s forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company does not undertake to update forward-looking statements except as may be required by law.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Purchase and Sale Agreement, dated as of December 3, 2012, by and between FSP Phoenix Tower Limited Partnership, as Seller, and PKY 3200 SW Freeway, LLC, as Purchaser.

10.2	Amendment No. 1 to Stockholders Agreement, dated December 3, 2012, by and between Parkway Properties, Inc. and TPG VI Pantera Holdings, L.P.

23.1	Consent of Ernst & Young LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2012

PARKWAY PROPERTIES, INC.

By: /s/ Mandy M. Pope
Mandy M. Pope
Executive Vice President and
Chief Accounting Officer

EXHIBIT INDEX

(d) Exhibits.

Exhibit No.	Description
10.1	Purchase and Sale Agreement, dated as of December 3, 2012, by and between FSP Phoenix Tower Limited Partnership, as Seller, and PKY 3200 SW Freeway, LLC, as Purchaser.

10.2	Amendment No. 1 to Stockholders Agreement, dated December 3, 2012, by and between Parkway Properties, Inc. and TPG VI Pantera Holdings, L.P.

23.1	Consent of Ernst & Young LLP